Exhibit 99.1


 For Release     Immediate

  Contacts (News Media) Mark Lubbers, EVP, Corporate Affairs 317.817.6138 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893





                             Conseco issues memo #21

         Indianapolis, Ind.: March 18, 2002 - Conseco, Inc. (NYSE:CNC) issued the attached "NEW Conseco Memo #21" from CEO Gary C. Wendt and it was posted on Conseco's web site for shareholders and/or electronically distributed to them today.

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


                                NEW Conseco Memo
                                      # 21


To:      Conseco Shareholders
From:    Gary Wendt, Chairman & CEO
Date:    March 18, 2002
Re:      Public Debt Exchange Offer

         You may have read last week that we were considering making a proposal regarding our public debt. Starting today, qualified bondholders will be receiving information that we are offering to exchange up to $2.54 billion aggregate principal amount of newly issued notes for our outstanding senior unsecured notes. The bonds to be exchanged will have identical principal amounts. But the new bonds would have extended maturities in exchange for an enhanced ranking in our capital structure.

      Specifically, we are offering the following exchange:

         o $1,000 principal amount of new 8.5% Guaranteed Senior Notes due October 2003 for each $1,000 principal amount of 8.5% Senior Notes due October 2002;

         o $1,000 principal amount of new 6.4% Guaranteed Senior Notes due February 2004 for each $1,000 principal amount of 6.4% Senior Notes due February 2003;

         o $1,000 principal amount of new 8.75% Guaranteed Senior Notes due August 2006 for each $1,000 principal amount of 8.75% Senior Notes due February 2004;

         o $1,000 principal amount of new 6.8% Guaranteed Senior Notes due June 2007 for each $1,000 principal amount of 6.8% Senior Notes due June 2005;

         o $1,000 principal amount of new 9% Guaranteed Senior Notes due April 2008 for each $1,000 principal amount of 9% Senior Notes due October 2006; and

         o $1,000 principal amount of new 10.75% Guaranteed Senior Notes due June 2009 for each $1,000 principal amount of 10.75% Senior Notes due June 2008.


         The purpose of the exchange offer is to extend the maturity profile of the existing notes in order to improve our financial flexibility and to enhance our future ability to refinance public debt.

         As you can see, the new notes to be issued will have longer maturities than the existing notes by 1 to 2 1/2 years, depending on the series. In addition, the new notes will be guaranteed on a senior subordinated basis by CIHC, Incorporated, the holding company of our principal operating subsidiaries, including the subsidiaries that engage in our insurance and finance businesses. As a result, the new notes will be structurally senior to the existing notes.

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                                                                     Conseco (2)
                                                                  March 18, 2002


         The existing notes consist of $2,540,299,000 aggregate principal amount of senior unsecured notes with outstanding balances as follows:

                  8.5% Senior Notes due 2002                  $302,299,000
                  6.4% Senior Notes due 2003                  $250,000,000
                  8.75% Senior Notes due 2004                 $788,000,000
                  6.8% Senior Notes due 2005                  $250,000,000
                  9% Senior Notes due 2006                    $550,000,000
                  10.75% Senior Notes due 2008                $400,000,000

         The exchange offer is subject to the receipt of requisite consents from bank lenders under Conseco's senior credit facilities. We are currently in discussions with our bank consortium regarding this issue.

         We are making this offer, and will issue the new notes, only to investors who are "qualified institutional buyers," institutional "accredited investors", or non-U.S. persons in transactions outside the United States. The exchange offer expires at midnight, New York time, on April 12, 2002.

         The new notes will not, upon issuance, be registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an exemption from registration. However, we will enter into a registration rights agreement for the benefit of each exchange participant in which we will agree to file an exchange offer registration statement with the SEC with respect to the new notes.

         Informational documents relating to the exchange offer will only be distributed to noteholders that complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private exchange offer. Noteholders who desire additional copies of the letter of eligibility may contact Charles Garske (212-440-9916) or Patrick McHugh (212-440-9170) at Georgeson Shareholder Communications Inc., the information agent for the exchange offer.







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                                                                     Conseco (3)
                                                                  March 18, 2002


Note on forward-looking statements: All statements, trend analyses and other information contained in this release and elsewhere (such as in filings by Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco or its management or oral statements) relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "projected," "intend," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (2) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (5) performance of our investments; (6) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (7) increasing competition in the sale of insurance and annuities and in the finance business; (8) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (9) the outcome of Conseco's efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process; (10) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business; and (11) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission.

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World Wide Web        http://www.conseco.com
Investor Hotline      800.4.CONSECO